UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 21, 2009

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Broadway
New York, New York	10012
(Address of principal executive offices)	(zip code)

Registrant’s telephone number including area code: (646) 536-2842

Registrant’s former name or address, if changed since last report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 21, 2009, Jack of All Games, Inc., a New York corporation, and Jack of All Games (Canada), Inc., an Ontario corporation (together, “Sellers”), each a wholly owned subsidiary of Take-Two Interactive Software, Inc. (the “Company”), and the Company, as guarantor, entered into an Asset Purchase Agreement (“Agreement”) with SYNNEX Corporation, a Delaware corporation (“Acquirer”), whereby Sellers have agreed to sell and Acquirer has agreed to purchase and acquire, substantially all of the Sellers’ assets, including the assumption of certain liabilities by the Acquirer.  Pursuant to the Agreement, certain of the Sellers’ assets and liabilities will be retained by Sellers and will not be transferred to Acquirer.  The aggregate purchase price of $43,250,000 (the “Purchase Price”) consists of (i) a payment of $36,500,000 in cash due by Acquirer on the closing date of the transaction (“Closing Date”), subject to customary post-closing adjustment for changes in working capital, (ii) a subsequent payment of $3,500,000 in cash, subject to downward adjustment based on verification of certain non-inventory assets as described in the Agreement, due by Acquirer approximately 190 days after the Closing Date, (iii) a subsequent payment of $3,000,000 in cash, subject to downward adjustment based on the realized value of certain inventory assets as described in the Agreement, due by Acquirer approximately 190 days after the Closing Date and (iv) an earn-out payment of $250,000 in cash payable in November 2010 in the event gross revenues from the sale of the Company’s published products by Sellers (prior to the Closing Date) or Acquirer (following the Closing Date) from November 1, 2009 through and including October 31, 2010, exceeds $48,000,000 in the aggregate.

The Agreement contains customary representations and warranties for a transaction of this type.  The Acquirer is representing that it has sufficient cash on hand to pay the Purchase Price and does not require third party financing.  The Agreement also contains standard and customary interim operating covenants that restrict the taking of certain actions by the Sellers during the period between signing and closing.  All of the representations and warranties and covenants, with certain exceptions, survive for 18 months following the Closing Date.  Sellers and Acquirer agree to indemnify each other for certain liabilities set forth in the Agreement, with a “tipping basket” provision providing for indemnification obligations only after any losses exceed $450,000 in the aggregate.  Indemnifiable losses are capped at 30% of the total Purchase Price.

There are no material regulatory approvals required prior to the Closing Date.  The respective obligations of Sellers and Acquirer, and therefore the consummation of the transactions contemplated by the Agreement, are subject to certain customary closing conditions including an absence of injunctions or regulatory restraints and the accuracy of each party’s representations and warranties.  The Agreement has been approved by the Boards of Directors of the Company and the Sellers, as well as the sole stockholder of each Seller.

The parties to the Agreement each have a right of termination upon the occurrence or non-occurrence of certain events.

Pursuant to the Agreement, the Company has agreed to guarantee the obligations of the Sellers under the Agreement (“Guaranty”).  The Company shall be responsible for and guarantees the full, complete and timely compliance with and performance, subject to the terms and conditions applicable to the Sellers under the Agreement, of all of the agreements, covenants and obligations of the Sellers under the Agreement, and agrees to be subject to certain terms and conditions of the Agreement applicable to the Sellers.  The Guaranty will remain in full force and effect and will be binding on the Company and its successors and assigns until all of the obligations of the Sellers under the Agreement have been satisfied in full.  The Company has also agreed that neither Acquirer nor any party seeking indemnification will be required first to proceed against the Sellers or first to realize upon or exhaust any or all remedies that Acquirer or any such party seeking indemnification may have against the Sellers in seeking enforcement of the obligations of Acquirer under the Agreement.

In connection with the Agreement, the Company has entered into certain ancillary agreements, including a distribution agreement by and between the Company and Acquirer, whereby the Acquirer will provide certain distribution services to the Company in the United States and Canada.

The description of the Agreement contained in this Form 8-K is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1, which is hereby incorporated herein in its entirety by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or its affiliates or subsidiaries.  The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Sellers, or Acquirer or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03.  Creation of a Direct Financial Obligation.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01.  Regulation FD Disclosure.

On December 21, 2009, the Company issued a press release announcing the transactions described in Item 1.01 of this Form 8-K, a copy of which is attached hereto as Exhibit 99.1 (the “Press Release”).   In the Press Release, as a result of the transactions described above, the Company updated its first quarter and fiscal year 2010 guidance.  The detailed assumptions underlying the Company’s updated guidance, as revised to reflect the pending transactions, are included in Exhibit 99.2.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Form 8-K.

9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Asset Purchase Agreement by and among Jack of All Games, Inc., Jack of All Games (Canada), Inc., Synnex Corporation, and Take-Two Interactive Software, Inc., as guarantor, dated December 21, 2009

99.1         Press release of Take-Two Interactive Software, Inc., issued December 21, 2009

99.2         Assumptions underlying the Company’s guidance for the first quarter ending January 31, 2010 and the fiscal year ending October 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

	By:	/s/ Daniel P. Emerson
Name: Daniel P. Emerson
Title: Vice President, Associate General Counsel and Secretary

Dated: December 21, 2009